As filed with the Securities and Exchange Commission on October 27, 2023

Registration No. 333-235672

Registration No. 333-219968

Registration No. 333-189300

Registration No. 333-179219

Registration No. 333-166876

Registration No. 333-156976

Registration No. 333-146713

Registration No. 333-138879

Registration No. 333-134526

Registration No. 333-117181

Registration No. 333-111011

Registration No. 333-108959

Registration No. 333-103566

Registration No. 333-32474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-235672

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-219968

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-189300

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-179219

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-166876

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-156976

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-146713

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-138879

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-134526

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-117181

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-111011

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-108959

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-103566

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-32474

UNDER THE SECURITIES ACT OF 1933

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

700 South Drive, Suite 201,
Hopewell Junction, NY	12533
(Address of principal executive offices)	(Zip Code)

(845) 838-7900

(Registrant’s telephone number, including area code)

eMagin 2019 Employee and Consultant Stock Option and Incentive Plan

eMagin 2019 Non-Employee Director Stock Option and Incentive Plan

eMagin Corporation 2017 Stock Option and Incentive Plan

2013 Incentive Stock Plan

Amended and Restated 2003 Employee Stock Option Plan

2011 Incentive Stock Plan

2008 Incentive Stock Plan

2003 Employee Stock Option Plan

2005 Employee Stock Purchase Plan

2004 Non-Employee Stock Compensation Plan

Non-Plan Options

2003 Stock Option Plan And Compensation Agreement

Compensation Agreements

2000 Stock Option Plan

(Full title of the plan)

Andrew G. Sculley

eMagin Corporation

Chief Executive Officer

700 South Drive, Suite 201,

Hopewell Junction, NY 12533

Telephone: (845) 838-7900

(Telephone number, including area code, of agent for service)

Copies of communications to:

Bradley L. Finkelstein, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025-7019

(650) 473-2600

Noah Kornblith, Esq.

O’Melveny & Myers LLP

Two Embarcadero Center

28th Floor

San Francisco, California 94111

Telephone: (415) 984-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒
Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post Effective Amendment”) relates to the following Registration Statements on Form S-8 (the “Registration Statements”), filed with the Securities and Exchange Commission (the “Commission”) of eMagin Corporation (the “Company”), and is being filed to withdraw from registration all shares of common stock (“Common Stock”) of the Company that had been registered but remain unsold under such Registration Statements:

●	Registration Statement (File No. 333-235672), filed with the Commission on December 23, 2019, pertaining to registration of 5,000,000 additional shares of Common Stock, which were reserved for issuance under the eMagin 2019 Employee and Consultant Stock Option and Incentive Plan and 2,000,000 additional shares of Common Stock, which were reserved for issuance under the eMagin 2019 Non-Employee Director Stock Option and Incentive Plan;

●	Registration Statement (File No. 333-219968 ), filed with the Commission on August 14, 2017, pertaining to registration of 2,000,000 additional shares of Common Stock, which were reserved for issuance under the eMagin Corporation 2017 Stock Option and Incentive Plan;

●	Registration Statement (File No. 333-189300), filed with the Commission on June 14, 2013 pertaining to registration of 1,500,000 shares of Common Stock, which were reserved for issuance under the 2013 Incentive Stock Plan;

●	Registration Statement (File No. 333-179219), filed with the Commission on January 27, 2012 pertaining to registration of 1,400,000 additional shares of Common Stock, which were reserved for issuance under the 2011 Incentive Stock Plan and 899,247 additional shares of Common Stock, which were reserved for issuance under the Amended and Restated 2003 Employee Stock Option Plan;

●	Registration Statement (File No. 333-166876), filed with the Commission on May 17 2010, as amended on November 23, 2011 pertaining to registration of 3,325,369 additional shares of Common Stock, which were reserved for issuance under the Amended and Restated 2003 Employee Stock Option Plan ;

●	Registration Statement (File No. 333-156976), filed with the Commission on January 27, 2009 pertaining to registration of 2,000,000 additional shares of Common Stock, which were reserved for issuance under the 2008 Incentive Stock Plan;

●	Registration Statement (File No. 333-146713), filed with the Commission on October 15, 2007 pertaining to registration of 515,225 additional shares of Common Stock, which were reserved for issuance under the 2003 Employee Stock Option Plan and 75,000 additional shares of Common Stock, which were reserved for issuance under the 2005 Employee Stock Purchase Plan;

●	Registration Statement (File No. 333-138879), filed with the Commission on November 21, 2006 pertaining to registration of 750,000 additional shares of Common Stock, which were reserved for issuance under the 2004 Non-Employee Stock Compensation;

●	Registration Statement (File No. 333-134526), filed with the Commission on May 26, 2006 pertaining to registration of 1,500,000 additional shares of Common Stock, which were reserved for issuance under the 2005 Employee Stock Purchase Plan, 1,000,000 additional shares of Common Stock, which were reserved for issuance under the 2004 Non-Employee Stock Compensation Plan, 5,388,339 additional shares of Common Stock, which were reserved for issuance under the Amended and Restated 2003 Stock Option Plan and 6,112,000 additional shares of Common Stock, which were reserved for issuance outside of Option Plans through 2005;

●	Registration Statement (File No. 333-117181), filed with the Commission on July 7, 2004 pertaining to registration of 1,000,000 additional shares of Common Stock, which were reserved for issuance under 2004 Non-Employee Compensation Plan;

●	Registration Statement (File No. 333-111011), filed with the Commission on December 9, 2003 pertaining to registration of 9,250,000 additional shares of Common Stock, which were reserved for issuance under the 2003 Employee Stock Option Plan;

●	Registration Statement (File No. 333-108959), filed with the Commission on September 19, 2003 pertaining to registration of 174,333 additional shares of Common Stock, which were reserved for issuance under the Compensation Agreements;

●	Registration Statement (File No. 333-103566), filed with the Commission on March 3, 2003 as amended on March 4, 2003, pertaining to registration of 2,665,000 additional shares of Common Stock, which were reserved for issuance under the 2000 Stock Option Plan; and

●	Registration Statement (File No. 333-32474), filed with the Commission on March 14, 2000 pertaining to registration of 3,900,000 additional shares of Common Stock, which were reserved for issuance under 2000 Stock Option Plan.

On October 18, 2023, pursuant to that certain Agreement and Plan of Merger, dated May 17, 2023 (the “Merger Agreement”), by and among Samsung Display Co., Ltd., a Korean corporation (“Parent”), Emerald Intermediate, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Silk USA”), Emerald Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Silk USA (“Merger Sub”) and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Silk USA.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Company hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offerings, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopewell Junction, State of New York, on the 27th day of October, 2023.

eMagin Corporation

By:	/s/ Andrew G. Sculley
	Name:	Andrew G. Sculley
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.